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       As filed with the Securities and Exchange Commission on March 12, 1997.
                                        Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                             ----------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                           --------------------------

                                    HONEYWELL INC.
                (Exact name of registrant as specified in its charter)

    Delaware                                          41-0415010
(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)                           No.)

                                   Honeywell Plaza
                            Minneapolis, Minnesota  55408
                                    (612) 951-1000
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                               Edward D. Grayson, Esq.
                          Vice President and General Counsel
                                   Honeywell Plaza
                            Minneapolis, Minnesota  55408
                                    (612) 951-0660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     Copies to:
       Elizabeth C. Hinck, Esq.                       John Brandow, Esq.
        Dorsey & Whitney LLP                         Davis Polk & Wardwell
       Pillsbury Center South                        450 Lexington Avenue
       220 South Sixth Street                       New York, New York  10017
     Minneapolis, Minnesota 55402



Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    333-4125 [x]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
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  Title of each
   class of         Amount   Proposed maximum   Proposed maximum     Amount of
  securities to     to be     offering price       aggregate       registration
  be registered   registered   per unit (1)     offering price(1)(2)    fee
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Debt Securities  $50,000,000     100%(3)          $50,000,000(3)    $15,151.50
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(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457.
(2) Or, in the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities into U.S. dollars at the exchange rate in effect on the date such Debt Securities are initially offered to the public.
(3) Plus accrued interest, if any.


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                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-4125) filed by Honeywell Inc. with the Securities and Exchange Commission on May 20, 1996, are incorporated herein by reference.

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                                      SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 12, 1997.


                                        HONEYWELL INC.


                                        By: /s/ Sigurd Ueland, Jr.
                                            -----------------------------------
                                                Sigurd Ueland, Jr.
                                                Vice President and Secretary


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 12, 1997.

         SIGNATURE                                   TITLE

         M.R. BONSIGNORE               Chairman of the Board, Chief Executive
                                       Officer and Director (principal
                                       executive officer)

         L.W. STRANGHOENER             Vice President and Chief Financial
                                       Officer (principal financial officer)

         P.M. PALAZZARI                Vice President and Controller (principal
                                       accounting officer)

         A.J. BACIOCCO, JR.            Director
         E.E. BAILEY                   Director
         E.H. CLARK, JR.               Director
         W.H. DONALDSON                Director
         R.D. FULLERTON                Director
         J.J. HOWARD III               Director
         B.E. KARATZ                   Director
         D.L. MOORE                    Director
         A.B. RAND                     Director
         S.G. ROTHMEIER                Director
         M.W. WRIGHT                   Director



                                       By: /s/ Sigurd Ueland, Jr.
                                           ------------------------------------
                                               Sigurd Ueland, Jr.
                                               ATTORNEY-IN-FACT

                                       March 12, 1997


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                                    EXHIBIT INDEX

     Exhibit No.              Description                             Page
     -----------              -----------                             ----
          5.1                 Opinion and consent of Edward D.
                              Grayson, Esq. as to the legality
                              of the Debt Securities

         23.1                 Consent of Deloitte & Touche LLP


         23.2                 Consent of Edward D. Grayson, Esq.
                              (included in Exhibit 5.1)

         24.1                 Powers of Attorney